                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT /X/       FILED BY A PARTY OTHER THAN THE REGISTRANT / /

- --------------------------------------------------------------------------------

Check the appropriate box:
/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                 Teradyne, Inc.
                (Name of Registrant as Specified In Its Charter)

                                 Teradyne, Inc.
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
      Rule 0-11:

   4) Proposed maximum aggregate value of transaction:

   Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:  $0

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

- --------------------------------------------------------------------------------

                                 TERADYNE, INC.

                              321 HARRISON AVENUE
                          BOSTON, MASSACHUSETTS 02118
 ------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
 ------------------------------------------------------------------------------

TO THE SHAREHOLDERS:

     The Annual Meeting of Shareholders of Teradyne, Inc., a Massachusetts corporation, will be held on Thursday, May 26, 1994, at 10:00 A.M., at The First National Bank of Boston, 100 Federal Street (First Floor), Boston, Massachusetts, for the following purposes:

          1. To elect four members to the Board of Directors to serve for a three-year term as Class II Directors.

          2. To amend the 1979 Employee Stock Purchase Plan (the "1979 Plan") by increasing the aggregate number of shares of Common Stock which may be issued pursuant to said plan from 4,200,000 to 4,600,000.

          3. To ratify the selection of the firm of Coopers & Lybrand as auditors for the fiscal year ending December 31, 1994.

          4. To transact such other business as may properly come before the meeting and any adjournments thereof.

     Shareholders entitled to notice of and to vote at the meeting shall be determined as of the close of business on April 15, 1994, the record date fixed by the Board of Directors for such purpose.

                                            By Order of the Board of Directors,

                                            RICHARD J. TESTA, Clerk

April 21, 1994

                            ------------------------

         SHAREHOLDERS ARE REQUESTED TO SIGN THE ENCLOSED PROXY CARD AND
           RETURN IT IN THE ENCLOSED STAMPED ENVELOPE BY RETURN MAIL.

                                 TERADYNE, INC.
                              321 HARRISON AVENUE
                          BOSTON, MASSACHUSETTS 02118

                            ------------------------

                                PROXY STATEMENT

                                 APRIL 21, 1994

     Proxies in the form enclosed with this proxy statement are SOLICITED BY THE BOARD OF DIRECTORS OF TERADYNE, INC. (the "Corporation") for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on May 26, 1994, at 10:00 A.M., at The First National Bank of Boston, 100 Federal Street (First Floor), Boston, Massachusetts.

     Only shareholders of record as of the close of business on April 15, 1994 (the "Record Date"), will be entitled to vote at the Annual Meeting and any adjournments thereof. As of the Record Date, 35,811,989 shares (excluding treasury shares) of Common Stock of the Corporation were issued and outstanding. Each share outstanding as of the Record Date will be entitled to one vote, and shareholders may vote in person or by proxy. Execution of a proxy will not in any way affect a shareholder's right to attend the Annual Meeting and vote in person. Any shareholder delivering a proxy has the right to revoke it only by written notice to the Clerk delivered at any time before it is exercised, including at the Annual Meeting.

     The persons named as attorneys in the proxies are officers and directors of the Corporation. All properly executed proxies returned in time to be cast at the Annual Meeting will be voted. With respect to the election of Directors, any shareholder submitting a proxy has a right to withhold authority to vote for any individual nominee by writing that nominee's name in the space provided on the proxy. The proxies will be voted as stated below under "Election of Directors." In addition to the election of Directors, the shareholders will consider and vote upon proposals (i) to amend the 1979 Plan by increasing the aggregate number of shares of Common Stock which may be issued pursuant to said plan from 4,200,000 to 4,600,000, and (ii) to ratify the selection of auditors. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specification and will be voted FOR if no specification is indicated.

     A majority in interest of the outstanding shares represented at the meeting in person or by proxy shall constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum for the meeting. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Directors are elected by a plurality of the votes cast by shareholders entitled to vote at the meeting. On all other matters being submitted to shareholders, an affirmative vote of at least a majority of the shares present, or represented, and entitled to vote at a meeting is required for approval. An automated system administered by the Corporation's transfer agent tabulates the votes. The vote on each matter submitted to shareholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each separate matter. Broker "non-votes" are not so included.

     The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

     An Annual Report to Shareholders, containing financial statements for the fiscal year ended December 31, 1993, has been mailed to all shareholders entitled to vote at the Annual Meeting. This proxy statement and the accompanying proxy were first mailed to shareholders on or about April 21, 1994.

                             ELECTION OF DIRECTORS

     The Corporation's Board of Directors is divided into three classes. Each class serves three years, with the terms of office of the respective classes expiring in successive years. The present term of office for the directors in Class II expires at the Annual Meeting. The nominees for election as Class II directors are Messrs. Carnesale, Hibbard, Johnson and Prestridge, each of whom, except for Mr. Carnesale and Mr. Prestridge, was elected at the Annual Meeting of Shareholders held May 29, 1991. Mr. Prestridge was elected at the Annual Meeting of Shareholders held May 28, 1992. Mr. Carnesale was appointed as a director by the Board of Directors on November 11, 1993. Mr. McArthur, currently a Class II director, will not be a nominee for election to the Board of Directors at the Annual Meeting. If re-elected, the Class II nominees will hold office until the Annual Meeting of Shareholders to be held in 1997, and until their successors shall have been elected and shall have been qualified. Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for any individual nominee will be voted (unless one or more nominees are unable or unwilling to serve) for the election of the Class II nominees. The Board of Directors knows of no reason why any such nominee should be unable or unwilling to serve, but if such should be the case, proxies will be voted for the election of some other person or the Board of Directors will fix the number of directors at a lesser number.

     The following table sets forth the nominees to be elected at the Annual Meeting and the other current directors, the year each nominee or director was first elected a director, the principal occupation of each of the nominees and directors during the past five years, and the ages of each of the nominees and directors.

                                                    PRINCIPAL OCCUPATION
          NOMINEE'S OR DIRECTOR'S NAME             AND BUSINESS EXPERIENCE         YEAR
          AND YEAR NOMINEE OR DIRECTOR                 DURING THE LAST          TERM WILL
             FIRST BECAME DIRECTOR                       FIVE YEARS            EXPIRE/CLASS
    ----------------------------------------  ------------------------------   ------------
    Alexander V. d'Arbeloff.................  Chairman of the Board of          1996/I
         1960                                 Directors and President(1)
    Edwin L. Artzt..........................  Director(2)                       1996/I
         1987
    Albert Carnesale........................  Director(3)                       1994/II
         1993
    Daniel S. Gregory.......................  Director(4)                       1996/I
         1977
    Dwight H. Hibbard.......................  Director(5)                       1994/II
         1983
    Franklin P. Johnson, Jr.................  Director(6)                       1994/II
         1974
    John H. McArthur........................  Director(7)                       1994/II
         1981

                                                    PRINCIPAL OCCUPATION
          NOMINEE'S OR DIRECTOR'S NAME             AND BUSINESS EXPERIENCE         YEAR
          AND YEAR NOMINEE OR DIRECTOR                 DURING THE LAST          TERM WILL
             FIRST BECAME DIRECTOR                       FIVE YEARS            EXPIRE/CLASS
          ----------------------------             -----------------------     ------------
    John P. Mulroney........................  Director(8)                       1995/III
         1983
    James A. Prestridge.....................  Executive Vice President(9)       1994/II
         1992
    Owen W. Robbins.........................  Executive Vice President(10)      1995/III
         1992
    Richard J. Testa........................  Director, Secretary and Clerk(11) 1995/III
         1973
    Henry M. Watts, Jr......................  Director(12)                      1995/III
         1967
- ---------------

(1) Mr. d'Arbeloff, 66, has been Chairman of the Board of Directors since 1977, President of the Corporation since 1971 and a director since 1960. Mr. d'Arbeloff is also a director of Stratus Computer, Inc. and BTU International, Inc.

(2) Mr. Artzt, 64, has served as Chairman of the Board of Directors and Chief Executive Officer of the Procter & Gamble Corporation since 1990. Prior to that time, he served as director, Vice Chairman of the Board of Directors and President of Procter & Gamble International. Mr. Artzt is also a director of GTE Corporation and Delta Air Lines, Inc.

 (3) Mr. Carnesale, 57, has served as the Dean of the John F. Kennedy School of Government since 1991. Mr. Carnesale has served as Professor of Public Policy at the John F. Kennedy School of Government since 1974.

 (4) Since January 1992, Mr. Gregory, 65, has been a General Partner of various Greylock partnerships. From January 1991 to January 1992, Mr. Gregory served as the Secretary of the Executive Office of Economic Affairs for the Commonwealth of Massachusetts. Prior to January 1991, Mr. Gregory served as Chairman of Greylock Management Corporation.

 (5) Mr. Hibbard, 70, Chairman of Cincinnati Bell Inc., served as Chief Executive Officer and Chairman of Cincinnati Bell Inc. from 1984 to October 1993. He is also a director of Ohio National Life Insurance Co.

 (6) Mr. Johnson, 65, has been a venture capitalist since 1962 and a General Partner of Asset Management Partners, a venture capital limited partnership since 1984. He is also a director of AmGen, Inc., BioSurface Technology, Inc., Boole and Babbage, Inc., Ross Stores, Inc., Tandem Computers Incorporated, IDEC Pharmaceuticals Corporation and Trinzic Corp.

 (7) Mr. McArthur, 60, has served as Dean and a professor at the Graduate School of Business Administration of Harvard University since 1980. He is also a director of Cabot Corporation, The Chase Manhattan Corporation, Rohm & Haas Co. and Spring Industries, Inc.

 (8) Mr. Mulroney, 58, has served as Chief Operating Officer and President of Rohm & Haas Co. since 1986. He is a director of Rohm & Haas Co. and Aluminum Co. of America.

 (9) Mr. Prestridge, 62, has served as Executive Vice President and director of the Corporation since 1992. From 1982 to 1992, he served as Vice President of the Semiconductor Test Group of the Corporation.


(10) Mr. Robbins, 64, has served as Executive Vice President and director of the Corporation since 1992. From 1977 to 1992, he served as Vice President of the Corporation.

(11) Mr. Testa, 55, has been a partner at the law firm of Testa, Hurwitz & Thibeault since 1973. Testa, Hurwitz & Thibeault serves as general counsel to the Corporation. He is also a director of Citizens Bank of Massachusetts.

(12) Mr. Watts, 89, is a member of the New York Stock Exchange. He is also a director of The Chestnut Street Exchange Fund, Independence Square Inc., Securities, Inc., Temporary Investment Fund, Inc., Trust for Short-Term Federal Securities, Municipal Fund for California Investors and Municipal Fund for Investors of New York.

BOARD OF DIRECTORS' MEETINGS AND COMMITTEES

     The Board of Directors of the Corporation met four times during the fiscal year ended December 31, 1993. The Audit and Finance Committee, which oversees the accounting and financial functions of the Corporation, including matters relating to the appointment and activities of the Corporation's independent auditors, met three times during 1993. Messrs. Carnesale, Gregory, McArthur, Mulroney and Watts are currently members of the Audit and Finance Committee. The Management Compensation and Development Committee (the "Compensation Committee"), which determines the compensation of the Corporation's executive officers and administers the Corporation's stock option and certain other benefit plans, met three times during 1993. Messrs. Artzt, Hibbard, Johnson and Testa are members of the Compensation Committee. The Board Composition and Agenda Committee, which acts, in part, as the Corporation's nominating committee, and is responsible for recommending individuals to be nominated for election to the Board of Directors and recommending the time, location and agenda of the meetings of the Board of Directors, did not meet during 1993. Messrs. Artzt, d'Arbeloff, Mulroney and Prestridge are members of the Board Composition and Agenda Committee. Shareholders wishing to suggest nominees for election to the Board of Directors should direct such suggestions to the Clerk of the Corporation at the Corporation's principal address in accordance with the nomination procedure set forth in the Corporation's By-Laws. All directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of all committees of the Board on which they served, except for Mr. Artzt.

DIRECTOR COMPENSATION

     All non-employee directors are compensated at the rate of $15,000 per year and $1,000 per meeting attended, plus reimbursement of reasonable expenses. Directors that are employees of the Corporation receive no compensation in their capacity as a director. See also "1987 Non-Employee Director Stock Option Plan."

1987 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

     The 1987 Non-Employee Director Stock Option Plan (the "1987 Plan") was adopted by the Board of Directors of the Corporation on March 12, 1987 and approved by the shareholders on May 8, 1987. The 1987 Plan is administered by the Compensation Committee. However, the time of grant, number of shares granted, exercise price and vesting schedule are established by the terms of the 1987 Plan and are not subject to the discretion of the Compensation Committee or any person. Only non-employee directors may participate in the 1987 Plan.

     Under the 1987 Plan, all new non-employee directors elected after January 1, 1992 receive an automatic grant of an option to purchase 10,000 shares of Common Stock. An additional annual grant of 5,000 shares is automatically made to each non-employee director on the date of the first meeting of the Board of Directors in each year. All options are non-statutory stock options, have an exercise price equal to the fair market value on the date of grant, vest annually at the rate of 25% and have a term of five years. Unless terminated sooner, the 1987 Plan will terminate on March 12, 1997.

     The 1987 Plan authorizes the issuance of a maximum of 400,000 shares of Common Stock, subject to adjustment for capital changes. On December 31, 1993, options to purchase 156,250 shares of the Corporation's Common Stock under the 1987 Plan were outstanding at a weighted average exercise price of $13.64.


        SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of April 15, 1994 information relating to the beneficial ownership of the Corporation's Common Stock by each Director, each executive officer named in the Summary Compensation Table on page 8, and by all directors and executive officers as a group.

                                                                     AMOUNT AND     PERCENT
                                                                     NATURE OF         OF
                                NAME                              OWNERSHIP(1)(2)    CLASS
     ----------------------------------------------------------   ---------------   -------
     Alexander V. d'Arbeloff+..................................    1,182,286(3)       3.30%
     George V. d'Arbeloff+.....................................       38,091             *
     Edwin L. Artzt............................................       14,400             *
     Albert Carnesale..........................................          200             *
     Daniel S. Gregory.........................................       15,898             *
     Dwight H. Hibbard.........................................       12,700             *
     Franklin P. Johnson, Jr...................................       39,100(4)          *
     John H. McArthur..........................................            0            --
     John P. Mulroney..........................................       14,350             *
     James A. Prestridge.......................................       89,496             *
     Owen W. Robbins...........................................       90,352             *
     Edward Rogas, Jr..........................................       57,072             *
     Richard J. Testa..........................................        9,750             *
     Henry M. Watts, Jr........................................       32,301             *
     All executive officers and directors as a group (21
       persons)(5).............................................    1,856,312          5.18%

- ---------------

*   less than 1%

+   Mr. Alexander d'Arbeloff and Mr. George d'Arbeloff are brothers.

(1) Unless otherwise indicated, the named person possesses sole voting and dispositive power with respect to the shares.

(2) Includes shares of Common Stock which have not been issued but which are subject to options which either are presently exercisable or will become exercisable within 60 days, as follows: Mr. Alexander d'Arbeloff, 109,000 shares; Mr. George d'Arbeloff, 26,000 shares; Mr. Prestridge, 60,600 shares; Mr. Robbins, 33,000 shares; Mr. Rogas, 51,200 shares; each non-employee director of the Corporation (except Mr. Carnesale, Mr. Gregory, Mr. McArthur, and Mr. Testa), 12,500 shares; Mr. Carnesale 0 shares; Mr. Gregory, 8,750 shares; Mr. McArthur, 0 shares; Mr. Testa, 3,750 shares; all directors and executive officers as a group, 537,800 shares.

(3) Includes 67,404 shares of Common Stock held by Mr. d'Arbeloff's wife and 5,600 shares of Common Stock held in trust for the benefit of Mr. d'Arbeloff's children, as to all of which shares Mr. d'Arbeloff disclaims beneficial ownership.

(4) Includes 8,000 shares of Common Stock held in trust for the benefit of Mr. Johnson's wife and children, as to all of which shares Mr. Johnson disclaims beneficial ownership.

(5) The group is comprised of the individuals named in the Summary Compensation Table on page 8, the remaining executive officers of the Corporation, and those persons who were directors of the Corporation on April 15, 1994. Includes 537,800 shares which the directors and executive officers as a group have the right to acquire by exercise of stock options granted under the Corporation's stock plans. In addition, includes 89,529 shares held by family members of executive officers and directors, as to which shares the applicable officer or director disclaims beneficial ownership.

Based on a review of the forms and written representations received by the Corporation pursuant to Section 16(a) of the Securities Exchange Act of 1934, the Corporation believes that during the fiscal year January 1, 1993 through December 31, 1993, the directors and executive officers complied with all applicable Section 16 filing requirements, except that a Form 4 report for James
A. Prestridge was filed four days late with respect to one transaction, and another report for Mr. Prestridge was filed which omitted certain information, which was later included in an amended filing.

     Listed below are certain persons who to the knowledge of the Corporation own beneficially, as of the dates indicated below, more than five percent of the Corporation's Common Stock outstanding at such dates.

                      NAME AND ADDRESS                    AMOUNT AND NATURE   PERCENT OF
                    OF BENEFICIAL HOLDER                    OF OWNERSHIP        CLASS
     ---------------------------------------------------  -----------------   ----------
     Norwest Corporation................................      3,937,675(1)       10.89%
          Norwest Center
          Sixth and Marquette
          Minneapolis, Minnesota
     FMR Corp...........................................      3,226,430(2)        8.99%
          82 Devonshire Street
          Boston, Massachusetts

- ---------------

(1) According to information submitted to the Corporation, as of March 4, 1994, Norwest Corporation ("Norwest") had sole voting power as to 3,709,225 shares, shared voting power as to 19,400 shares, sole investment power as to 3,936,475 shares and shared investment power as to 900 shares. Shares held by Norwest and its subsidiaries are held in a fiduciary capacity. Accordingly, Norwest and its subsidiaries disclaim beneficial ownership of such shares.

(2) According to information submitted to the Corporation, as of March 23, 1994, FMR Corp. beneficially owned 3,226,430 shares of the common stock of the Corporation. This number includes 3,057,530 shares beneficially owned by Fidelity Management & Research Company, as a result of its serving as investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940 and as investment adviser to certain other funds which are generally offered to limited groups of investors; 30,700 shares beneficially owned by Fidelity Management Trust Company, as a result of its serving as trustee or managing agent for various private investment accounts, primarily employee benefit plans, and as investment adviser to certain other funds which are generally offered to limited groups of investors; and 138,200 shares beneficially owned by Fidelity International Limited, as a result of its serving as investment adviser to various non-U.S. investment companies. FMR Corp. has sole voting power with respect to 30,700 shares and sole dispositive power with respect to 3,088,230 shares. Fidelity International Limited has sole voting and dispositive power with respect to all the shares it beneficially owns.

                             EXECUTIVE COMPENSATION

     The following Summary Compensation Table sets forth the compensation received by the Chief Executive Officer and the four other most highly compensated executive officers of the Corporation for the three fiscal years most currently ended.

                           SUMMARY COMPENSATION TABLE

                                                                          LONG-TERM
                                                                        COMPENSATION
                                           ANNUAL COMPENSATION            AWARDS(3)
                                      -----------------------------    ---------------
                                                                         SECURITIES
             NAME AND                                                    UNDERLYING          ALL OTHER
        PRINCIPAL POSITION            YEAR    SALARY(1)    BONUS(2)    OPTIONS/SARS(#)    COMPENSATION(4)
        ------------------            ----    ---------    --------    ---------------    ---------------
Alexander V. d'Arbeloff............   1993    $ 288,768    $289,665         45,000            $10,047
  Chairman of the                     1992    $ 288,768    $258,491         40,000            $ 6,866
  Board of Directors                  1991    $ 288,768    $247,798         40,000            $ 8,133
  and President

Owen W. Robbins....................   1993    $ 207,360    $163,381         34,000            $10,047
  Executive Vice                      1992    $ 207,360    $145,183         25,000            $ 6,866
  President                           1991    $ 207,360    $132,580         25,000            $ 8,133

James A. Prestridge................   1993    $ 201,360    $158,652         34,000            $10,047
  Executive Vice                      1992    $ 201,360    $148,911         25,000            $ 6,866
  President                           1991    $ 201,360    $148,880         25,000            $ 8,133

George V. d'Arbeloff...............   1993    $ 172,368    $115,240         25,000            $ 6,386
  Vice President                      1992    $ 165,984    $102,987         16,000            --
                                      1991    $ 159,600    $ 77,505         16,000            --

Edward Rogas, Jr...................   1993    $ 170,772    $114,172         25,000            $ 6,197
  Vice President                      1992    $ 165,186    $102,033         18,000            $ 3,611
                                      1991    $ 159,600    $ 77,505         18,000            $   974
- ---------------

(1) The amounts in the "Salary" column represent the annual base salary for each of the named officers, which is paid monthly.

(2) The amounts in the "Bonus" column principally represent the Variable Compensation paid pursuant to the Corporation's Cash Compensation Plan.

(3) The named executive officers have not as of December 31, 1993 received from the Corporation any grants of restricted stock as compensation.

(4) The amounts in the "All Other Compensation" column represent the matching contributions that the Corporation makes to the Savings Plan.

     The following table provides information with respect to stock option grants by the Corporation to the named executive officers in 1993. The
Corporation did not grant any stock appreciation rights to the named executive officers in 1993.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                   POTENTIAL REALIZED
                                                                                    VALUE AT ASSUMED
                                                                                      ANNUAL RATES
                                         PERCENTAGE OF                               OF STOCK PRICE
                             NUMBER OF   TOTAL OPTIONS                             APPRECIATION OVER
                             SECURITIES   GRANTED TO                                THE OPTION TERM
                             UNDERLYING    EMPLOYEES    EXERCISE                          (2)
                              OPTIONS      IN FISCAL     PRICE     EXPIRATION    ----------------------
           NAME              GRANTED(1)      YEAR       ($/SHARE)     DATE          5%           10%
           ----              ----------  -------------  --------   ----------       ---          ---
Alexander V. d'Arbeloff....    45,000         3.71%      $17.75      6/09/98     $220,680      $487,645
Owen W. Robbins............    34,000         2.80%      $17.75      6/09/98     $166,736      $368,443
James A. Prestridge........    34,000         2.80%      $17.75      6/09/98     $166,736      $368,443
George V. d'Arbeloff.......    25,000         2.06%      $17.75      6/09/98     $122,600      $270,914
Edward Rogas, Jr...........    25,000         2.06%      $17.75      6/09/98     $122,600      $270,914
- ---------------

(1) Stock options were granted under the Corporation's 1991 Plan at an exercise price equal to the fair market value of the Corporation's Common Stock on the date of grant. The options have a term of five years from the date of grant. The options become exercisable as follows: 20% on the date of grant and, following the first year of grant, 20% on an annual basis.

(2) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) of the Corporation's Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Corporation's estimate of future stock price increases. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Corporation's Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals.

     The following table provides information on stock option exercises in fiscal 1993 by the named executive officers and the value of such officers' unexercised options at December 31, 1993.

         AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES


                              SHARES
                              ACQUIRED                NUMBER OF SECURITIES
                               UPON                  UNDERLYING UNEXERCISED        VALUE OF UNEXERCISED
                              OPTION                    OPTIONS HELD AT           IN-THE-MONEY OPTIONS AT
                              EXERCISE                 DECEMBER 31, 1993            DECEMBER 31, 1993
                              DURING      VALUE    ---------------------------  --------------------------
           NAME                1993      REALIZED  EXERCISABLE   UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
           ----               ------     --------  -----------   -------------  -----------  -------------
Alexander V. d'Arbeloff....   85,000     $888,125     77,000      83,000        $1,264,375    $1,064,375
Owen W. Robbins............   32,000     $564,000     49,400      56,600        $  803,650    $  712,100
James A. Prestridge........   42,000     $735,000     39,400      56,600        $  622,400    $  712,100
George V. d'Arbeloff.......   26,900     $526,625     11,400      39,200        $  114,975    $  488,300
Edward Rogas, Jr...........   14,000     $ 70,000     55,800      41,200        $  944,475    $  517,400

RETIREMENT BENEFITS

     The Corporation has established a Retirement Plan for the purpose of providing a lifetime annual income upon retirement to substantially all employees, including officers, of the Corporation and its United States subsidiaries. Membership in the Retirement Plan begins after one year of employment with the Corporation. The Retirement Plan provides for credit toward retirement income for years of employment with the Corporation prior to January 1, 1994 based upon a formula tied to average compensation from 1989 to 1993. For years of service after December 31, 1993, credit towards retirement income is determined on a yearly basis and is equal to the sum for each year of credited service under the Retirement Plan of (1) .75% of the employee's compensation for the year which is under the defined covered compensation for the year and (2) 1.5% of the amount of the employee's compensation for the year that exceeds the covered compensation for the year. The covered compensation under the Retirement Plan is based on the average of the social security wage basis in effect during the thirty-five years up to and including normal retirement age. However, federal tax law limitations on the total amount of benefits which a participant may receive under qualified retirement plans may limit some participants' benefits under the Retirement Plan.

     Under the Retirement Plan, for participants employed by the Corporation on or after January 1, 1989, accumulated annual retirement income vests partially after three years of service with the Corporation and becomes fully vested after seven years of service or upon normal, early or disability retirement. Benefits are payable in the form of an annuity either at normal retirement age, upon early retirement or upon disability. The Retirement Plan also provides for certain benefits to a surviving spouse.

     The Corporation also maintains the Teradyne, Inc. Supplemental Executive Retirement Plan (the "SERP"). Under the SERP, annual pensions for Messrs. Alexander d'Arbeloff, Robbins, Prestridge, George d'Arbeloff, Rogas and other senior managers are computed based on model compensation. See discussion of model compensation under Management and Compensation Development Committee Report. The pension formula is identical to that of the qualified plan, except an employee's annual pension is based on the average of the employee's last five years of model compensation. The resulting benefit is reduced by the benefit received from the qualified Retirement Plan.

     The following table shows the estimated annual benefits payable to covered participants in the United States upon retirement at age 65 under both the Retirement Plan and the SERP. The amounts shown are computed on a single life annuity basis and are not subject to deductions for Social Security benefits or other amounts. Remuneration for purposes of the table is based upon an employee's average model compensation for the five year period preceding retirement.

                               PENSION PLAN TABLE

                                                            YEARS OF SERVICE
                                        ---------------------------------------------------------
           REMUNERATION                 10         15         20         25         30         35
           ------------                 --         --         --         --         --         --
$200,000...........................  $ 28,200   $ 42,400   $ 56,500   $ 70,700   $ 84,800   $ 99,000
$250,000...........................  $ 35,700   $ 53,600   $ 71,500   $ 89,400   $107,300   $125,200
$300,000...........................  $ 43,200   $ 64,900   $ 86,500   $108,200   $129,800   $151,500
$350,000...........................  $ 50,700   $ 76,100   $101,500   $126,900   $152,300   $177,700
$400,000...........................  $ 58,200   $ 87,400   $116,500   $145,700   $174,800   $204,000
$450,000...........................  $ 65,700   $ 98,600   $131,500   $164,400   $197,300   $230,200
$500,000...........................  $ 73,200   $109,900   $146,500   $183,200   $219,800   $256,500
$550,000...........................  $ 80,700   $121,100   $161,500   $201,900   $242,300   $282,700
$600,000...........................  $ 88,200   $132,400   $176,500   $220,700   $264,800   $309,000
$650,000...........................  $ 95,700   $143,600   $191,500   $239,400   $287,300   $335,200
$700,000...........................  $103,200   $154,900   $206,500   $258,200   $309,800   $361,500

     The executive officers named in the Summary Compensation Table have been credited as of January 1, 1994 with the following years of service: Mr. Alexander d'Arbeloff, 33 years; Mr. Robbins, 23 years; Mr. Prestridge, 24 years; Mr. George d'Arbeloff, 27 years; and Mr. Rogas, 17 years.

            MANAGEMENT COMPENSATION AND DEVELOPMENT COMMITTEE REPORT

OVERVIEW AND PHILOSOPHY

     The Corporation's executive compensation program is administered by the Management Compensation and Development Committee of the Board of Directors (the "Compensation Committee"), which is composed entirely of non-employee directors. The Compensation Committee is responsible for developing and making recommendations to the Board of Directors with respect to the Corporation's compensation policies. In addition, the Compensation Committee, pursuant to authority delegated by the Board of Directors, determines on an annual basis the compensation to be paid and stock option awards to be made to each of the executive officers.

     The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation that assist the Corporation in attracting and retaining qualified executives. In setting compensation levels for executive officers, the Compensation Committee takes into account such factors as: (i) the Corporation's past history and future expectations; (ii) the general and industry-specific business environment; (iii) annual and long-term performance goals; and (iv) corporate and group performance.

EXECUTIVE OFFICER COMPENSATION PROGRAM

     The Corporation's executive officer compensation program consists of compensation received pursuant to the Corporation's Cash Compensation Plan, long-term incentive compensation in the form of stock options, and various benefits, including medical, savings and retirement plans generally available to employees of the Corporation.

     Under the Corporation's Cash Compensation Plan, the Compensation Committee assigns to each senior employee of the Corporation, including all executive officers, at the beginning of each year, a "model compensation" amount. The model compensation amount is based on salary surveys of similarly sized electronics companies, and on an as adjusted basis, larger sized companies, some of which are represented in the S&P High Technology Composite Index appearing in the Performance Graph on page 14 herein. The model compensation amount is consistent with the Corporation's internal compensation structure.

     Once model compensation for each participant has been determined, the actual cash compensation paid to each employee under the Cash Compensation Plan is comprised of two components: (1) a fixed monthly salary and (2) an annual variable amount based upon overall corporate and group performance (referred to herein as "Variable Compensation"). The fixed salary amount is set at a level which is below the model compensation, and the variable portion is based upon factors which, if achieved, would entitle the employee to reach or exceed model compensation. The Corporation's goal, however, is to pay each employee his or her model compensation over time.

     The amount of Variable Compensation each participant receives is a function of four factors:

          (1) The employee's base annual salary as of the end of the preceding year;

          (2) Overall corporate performance versus goal;

          (3) Performance of the individual business group versus goal; and

          (4) The employee's "variable compensation factor," which is determined by the Compensation Committee on the basis of responsibility and experience level.

     An employee's "variable compensation factor" is a percentage of his or her base annual salary starting at 10% for new participants. At greater levels of responsibility and experience, the variable compensation factor may increase to more than 100% of base annual salary. An employee's model compensation is set assuming a

50% payout of the variable compensation factor. Accordingly, in a given year an employee may achieve more or less than his or her model compensation depending on corporate and business group performance.

     At year end, the Compensation Committee evaluates the Corporation's overall performance versus goal, and each individual group's performance versus goal. Given the dynamics of the business, the Corporation's Cash Compensation Plan relies heavily on the Compensation Committee's subjective judgment of performance.

     Specifically for 1993, in determining Variable Compensation payouts, the Compensation Committee took the following factors into consideration in evaluating both overall corporate performance and the performance of the Corporation's individual business groups: (1) the extent to which quantitative and qualitative plans were met for the year, with a particular emphasis on profitability, growth of sales, growth of bookings, and increase in market share; (2) the extent to which the group became a role model in the implementation of "Total Quality Management"; (3) the extent to which the financial results for the year were consistent with the Corporation achieving its mid-term business plan; and (4) whether the group was in a stronger strategic position at the end of the year than at the beginning. The Committee generally weighs each of the four factors equally in setting Variable Compensation amounts, although for the last two fiscal years the Committee has viewed factor (1) referred to above as the most important factor in setting Variable Compensation amounts as the Corporation has put increasing emphasis on profit discipline. In 1993, the range of total cash compensation to model compensation for all executive officers was from 101.8% of model compensation to 119.6% of model compensation.

     The Corporation's stock option program is the Corporation's long-term incentive plan for employees, including executive officers. The objectives of the program are to align executive return with shareholder return and to create and implement a program which will attract and retain talented employees and executives. Stock options are awarded annually to employees, including the Chief Executive Officer, based upon an employee's relative contribution and responsibility within the Corporation. The Corporation conducts surveys of various companies, some of which appear in the Performance Graph's S&P High Technology Composite Index, to verify that the relative percentages of stock options granted to its employees, its Chief Executive Officer and its other executive officers, are consistent with high technology industry practice.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Mr. d'Arbeloff's cash compensation for 1993 was $578,433, which is approximately 19.6% more than Mr. d'Arbeloff's 1993 model compensation of $483,686. Mr. d'Arbeloff's 1993 cash compensation is a 5.7% increase over his 1992 cash compensation. In assessing Mr. d'Arbeloff's performance for the year, the Compensation Committee concluded that, on balance, Mr. d'Arbeloff had achieved overall positive results on the matters on which he was evaluated.

     The stock options granted to Mr. d'Arbeloff during fiscal 1993 are consistent with the design of the overall program and are as shown in the Summary Compensation Table above. Mr. d'Arbeloff's 45,000 shares, which represented 3.71% of the total option shares awarded to all employees during fiscal 1993, places him at the median of the external surveys.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

     Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"), generally disallows a tax deduction to the Corporation for compensation over $1 million paid to the Corporation's Chief Executive Officer and the other executive officers named in the Summary Compensation Table. Qualifying performance-based compensation, however, will not be subject to the deduction limit if certain requirements are met. At this time, due in part to the transitional rules promulgated under Section 162(m), it is not anticipated that any executive officer of the Corporation will receive total compensation in excess of $1,000,000 in 1994 for purposes of Section 162(m). Although the Corporation may in the future structure the performance-based portion of certain of the compensation paid to its executive officers in a manner that complies with Section 162(m), the Compensation Committee has decided presently not to take any action with respect to such compensation. The Compensation Committee intends to monitor this situation and to take appropriate action in the future if warranted.

                                                MANAGEMENT COMPENSATION AND
                                                  DEVELOPMENT COMMITTEE
                                                     Edward L. Artzt
                                                     Dwight H. Hibbard
                                                     Franklin P. Johnson, Jr.
                                                     Richard J. Testa

COMPENSATION COMMITTEE INTERLOCK AND INSIDER PARTICIPATION

     Messrs. Artzt, Hibbard, Johnson and Testa comprise the Compensation Committee. Richard J. Testa is a member of the law firm Testa, Hurwitz & Thibeault in Boston, Massachusetts. Such law firm served as general counsel for the Corporation during the fiscal year 1993 and the Corporation expects to retain the services of such firm for the fiscal year 1994.


                               PERFORMANCE GRAPH

     The following graph compares the change in the Corporation's cumulative total shareholder return in its Common Stock with the Standard & Poor's 500
Index and the Standard & Poor's High Technology Composite Index. The comparison assumes $100.00 was invested on December 31, 1988 in the Corporation's Common
Stock and in each of the foregoing indices and assumes reinvestment of dividends, if any.

                                                                   S&P High
                                                                  Technology
      Measurement Period           Teradyne,      S&P 500 In-      Composite
    (Fiscal Year Covered)            Inc.             dex            Index
1988                                 100              100             100
1989                                  94              132              99
1990                                  60              127             101
1991                                 135              166             115
1992                                 131              179             120
1993                                 236              197             147

            PROPOSAL TO AMEND THE 1979 EMPLOYEE STOCK PURCHASE PLAN

DESCRIPTION OF THE 1979 EMPLOYEE STOCK PURCHASE PLAN

     On December 6, 1978, the Board of Directors of the Corporation adopted the 1979 Plan, which was approved by the shareholders of the Corporation on April 25, 1979. Substantially all employees of the Corporation and of its participating subsidiaries, including officers of the Corporation, are eligible to participate in the 1979 Plan; however, directors and employees who own 5 per cent or more of the stock of the Corporation may not participate in the 1979 Plan. The 1979 Plan presently authorizes the issuance of a maximum of 4,200,000 shares of Common Stock, subject to adjustment for capital changes. As of March 31, 1994, there were approximately 3,900 officers and employees of the Corporation and its subsidiaries eligible to participate in the 1979 Plan. The market value of the 405,869 shares remaining reserved for issuance under the Stock Purchase Plan is $10,248,192.25 based on the closing price of the Common Stock on the New York Stock Exchange on March 31, 1994.

     On January 1 of each year, the first day of a designated one-year payroll deduction period (the "Payment Period"), the Corporation grants to each eligible employee who has elected to participate in the 1979 Plan a nontransferable option to purchase shares of Common Stock of the Corporation as follows: The employee shall authorize the Corporation to deduct an amount from his pay (not less than 2% nor more than 10% of his regular pay) during the Payment Period. On the last day of the Payment Period the employee shall be deemed to have exercised his option to purchase shares of the Corporation's Common Stock, at the option price, to the extent of his accumulated payroll deductions. In no event may the employee exercise his option for more than 3,000 shares. Under the terms of the 1979 Plan, the option price is an amount equal to 85% of the fair market value of the Common Stock on either the first day or last day of the Payment Period, whichever is lower.

     If an employee is not a participant on the last day of a Payment Period, he is not entitled to exercise his option, and the amount of his accumulated payroll deductions is refunded to him. Option holders are protected against dilution in the event of a recapitalization, stock split, merger, consolidation, reorganization, combination, liquidation, stock dividend or similar transaction. The 1979 Plan is administered by the Compensation Committee. The Board of Directors may from time to time adopt amendments to the 1979 Plan provided that, without the approval of the shareholders, no amendment may increase the number of shares that may be issued under the 1979 Plan or change the class of employees eligible to receive options under the 1979 Plan. The Board of Directors may terminate the 1979 Plan at any time, but such action shall not affect options previously granted. The 1979 Plan will terminate in any case when all or substantially all of the unissued shares of Common Stock reserved for the purposes of the 1979 Plan have been purchased.

     Participation in the 1979 Plan is voluntary and is dependent upon each eligible employee's election to participate and his or her determination as to the level of payroll deduction. Accordingly, future purchases under the 1979 Plan are not determinable. The following table sets forth certain information regarding shares purchased during fiscal year 1993 under the 1979 Plan by each of the named executive officers appearing on page 8, all current executive officers as a group and all other employees as a group, including all current officers who are not executive officers:

                       1979 EMPLOYEE STOCK PURCHASE PLAN


                                                                             NUMBER OF
                                                                             SHARES OF
                                                                            COMMON STOCK
                          INDIVIDUAL AND POSITION OR GROUP                   PURCHASED
          -----------------------------------------------------------------  -----------
          Owen W. Robbins..................................................    2,766
            Executive Vice President
          James A. Prestridge..............................................    1,099
            Executive Vice President
          George V. d'Arbeloff.............................................    2,159
            Vice President
          Executive Officers as a Group....................................   13,922
          Non-Executive Officer Employee Group.............................  361,202

FEDERAL INCOME TAX CONSEQUENCES

     The following general rules are currently applicable to employees for United States federal income tax purposes:

     1. No taxable income will be realized by the employee either at the time options are granted pursuant to the 1979 Plan or at the time the employee purchases shares pursuant to the 1979 Plan.

     2. If the employee disposes of shares within two years after the first day of the Payment Period when the employee acquired the shares, then upon such disposition the employee will recognize ordinary compensation income equal to the fair market value of the shares on the day the employee purchased them (the last business day of the applicable Payment Period) less the amount the employee paid for the shares. In addition, the employee will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the stock and the employee's basis in the stock (i.e., in this case, the purchase price plus the amount taxed to the employee as ordinary compensation income).

     3. If the employee disposes of shares two or more years after the first day of the Payment Period when the employee acquired the shares, then upon such disposition the employee will recognize as ordinary compensation income an amount equal to the lesser of:

          (a) the excess of the fair market value of the shares on the date of disposition over the option price, or

          (b) 15% of the fair market value of the shares at the beginning of the Payment Period when then employee acquired the shares.

     In addition, the employee will recognize a long-term capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the stock and the employee's basis in the stock (i.e., the purchase price plus the amount, if any, taxed to the employee as ordinary compensation income).

     4. If the two-year holding period is satisfied, the Corporation will not receive any deduction for federal income tax purposes with respect to the options or the shares issued upon their exercise. If the two-year holding period is not satisfied, the Corporation will be entitled to a deduction in an amount equal to the amount which is considered ordinary compensation income.

PROPOSED AMENDMENT

     The Board of Directors has proposed to amend the 1979 Plan by increasing the number of shares of Common Stock which may be issued pursuant to said plan from 4,200,000 to 4,600,000 shares.

     Approval of the amendment to the 1979 Plan will require the affirmative vote of a majority of the outstanding shares of Common Stock of the Corporation represented in person or by proxy and entitled to vote at the Annual Meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE 1979 PLAN.

                     RATIFICATION OF SELECTION OF AUDITORS

     The Board of Directors has selected the firm of Coopers & Lybrand, independent certified public accountants, to serve as auditors for the fiscal year ending December 31, 1994. Coopers & Lybrand has served as the Corporation's auditors since 1968. It is expected that a member of the firm will be present at the Annual Meeting of Shareholders with the opportunity to make a statement if so desired and will be available to respond to appropriate questions. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THIS SELECTION.

                             SHAREHOLDER PROPOSALS

     Proposals of shareholders intended for inclusion in the proxy statement to be furnished to all shareholders entitled to vote at the next annual meeting of the Corporation must be received at the Corporation's principal executive offices not later than December 23, 1994. In order to minimize controversy as to the date on which a proposal was received by the Corporation, it is suggested that proponents submit their proposals by Certified Mail -- Return Receipt Requested.

                           EXPENSES AND SOLICITATION

     The cost of solicitation of proxies will be borne by the Corporation, and in addition to soliciting shareholders by mail through its regular employees, the Corporation may request banks and brokers to solicit their customers who have stock of the Corporation registered in the names of a nominee and, if so, will reimburse such banks and brokers for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Corporation may also be made of some shareholders in person or by mail, telephone or telegraph following the original solicitation.

                                 TERADYNE, INC.

                       1979 EMPLOYEE STOCK PURCHASE PLAN


ARTICLE 1 - PURPOSE

    This Employee Stock Purchase Plan (the "Plan") is intended as an incentive and to encourage stock ownership by all eligible employees of Teradyne, Inc. (the "Company"), participating subsidiaries, and acquired businesses so that they may share in the growth of the Company by acquiring or increasing their proprietary interest in the Company. It is intended that options issued pursuant to the Plan shall constitute options issued pursuant to an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986 (the "Code"), as amended.

ARTICLE 2 - ADMINISTRATION OF THE PLAN

    The Plan may be administered by a committee appointed by the Board of Directors of the Company (the "Committee"). The Committee shall consist of not less than two members of the Company's Board of Directors. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. The Committee may select on one of its members as Chairman, and shall hold meetings at such times and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

    The interpretation and construction by the Committee of any provisions of the Plan or of any option granted under its shall be final unless otherwise determined by the Board of Directors. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best, provided that any such rules and regulation shall be applied on a uniform basis to all employees under the Plan. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

    In the event the Board of Directors fails to appoint or refrains from appointing a Committee, the Board of Directors shall have all powers and authority to administer the Plan. In such event, the word "Committee" wherever used herein shall be deemed to mean the Board of Directors.

ARTICLE 3 - ELIGIBLE EMPLOYEES

    No option may be granted to any person serving as a member of the Committee at the time of grant. Subject to this limitation, all Eligible Employees (as defined herein) of the Company or any of its participating subsidiaries (as defined in Article 18) who have completed more than 90 days of employment with the Company or any of its subsidiaries on or before the first day of any Payment Period (as defined in Article 5) shall be eligible to receive options under this Plan to purchase the Company's Common Stock, and all Eligible Employees shall have the same rights and privileges as defined in this Plan. In no event may an employee be granted an option if such employee, immediately after the option is granted, owns stock possessing 5 percent or more of the total combined voting power or value of all classes of stock of the Company or of its parent corporation or subsidiary corporation, as the terms "parent corporation" and "subsidiary corporation" are defined in Section 425 of the Code. For purposes of determining stock ownership under this paragraph, the rules of Section 425(d) of the Code shall apply, and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.

    For purposes of this Plan the term "Eligible Employee" shall not include an employee whose customary employment is less than 20 hours per week or whose customary employment is for not more than 5 months in any calendar year.

    The Board of Directors shall have the authority to permit employees of acquired businesses to participate in the Plan effective within the then current Payment Period without compliance with the eligibility and participation requirements of the Plan, to the extent permitted by the Code.

ARTICLE 4 - STOCK SUBJECT TO THE PLAN

    The stock subject to the options shall be shares of the Company's authorized but unissued shares of Common Stock or shares of Common Stock re-acquired by the Company, including shares purchased in the open market. The aggregate number of shares which may be issued pursuant to the Plan is 4,600,000, subject to adjustment as provided in Article 13. In the event any option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto shall again be available under the Plan.

ARTICLE 5 - PAYMENT PERIOD AND STOCK OPTIONS

    The twelve-month period commencing annually on the first day of January and ending annually on the last day of December is the Payment Period during which payroll deductions will be accumulated under the Plan. Each Payment Period includes only regular pay days falling within it.

    Annually on the first business day of the Payment Period, the Company will grant to each Eligible Employee who has elected to participate in the Plan an option to purchase on the last day of such Payment Period, at the Option Price hereinafter provided for, such number of shares of the Common Stock of the Company reserved for the purpose of the Plan as does not exceed the greater of the number of shares equal to 10% of the employee's regular annual base pay divided by the price determined in accordance with (i) below, or 3,000 shares, on condition that such employee remains eligible to participate in the Plan throughout such Payment Period. The participant shall be entitled to exercise such options so granted only to the extent of his accumulated payroll deductions on the last day of such Payment Period, but in no event to exceed 3,000 shares. The Option Price for each Payment Period shall be the lesser of
(i) 85% of the average market price of the Company's Common Stock on the first business day of the Payment Period or (ii) 85% of the average market price of the Company's Common Stock on the last business day of the Payment Period, in either event rounded up to avoid fractions other than 1/4, 1/2 and 3/4. The foregoing limitation on the number of shares which may be granted in any Payment period and the Option Price per share shall be subject to adjustment as provided in Article 13.

    For purposes of the Plan the term "average market price" is the average of the high and low prices of the Common Stock of the Company on the principal national securities exchange on which it is so traded or such other national securities exchange as shall be designated by the Committee.

    For purposes of this Plan the term "business day" as used herein means a day on which there is trading on the national securities exchange.

    No Eligible Employee shall be granted an option which permits his rights to purchase Common Stock under the Plan and any similar plans of the Company or any parent or subsidiary corporations to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code.

ARTICLE 6 - EXERCISE OF OPTION

    Each Eligible Employee who continues to be a participant in the Plan on the last business day of a Payment Period shall be deemed to have exercised his option on such date and shall be deemed to have purchased from the Company such number of full shares of Common Stock reserved for the purpose of the Plan as his accumulated payroll deductions on such date will pay for at such Option Price but in no event more than 3,000 shares.

Subject to Article 15, if a participant is not an employee on the last business day of a Payment Period, he shall not be entitled to exercise his option.

ARTICLE 7 - UNUSED PAYROLL DEDUCTIONS

    Only full shares of Common Stock may be purchased under the Plan. Unused payroll deductions remaining in an employee's account at the end of a Payment Period shall be refunded to such participant without interest.

ARTICLE 8 - AUTHORIZATION FOR ENTERING PLAN

    An Eligible Employee may enter the Plan by filling out, signing and delivering to the Personnel Office an authorization:

    A.    Stating the amount to be deducted regularly from his pay;

    B. Authorizing the purchase of stock for him in the Payment Period in accordance with the terms of the Plan; and

    C. Specifying the exact name in which stock purchased for him is to be issued as provided under Article 12 hereof.

Such authorization must be received by the Personnel Office at least 15 days before the beginning date of the next Payment
Period.

    Unless an employee files a new authorization or withdraws from the Plan, his deductions and purchases under the authorization he has on file under the Plan will continue from one Payment Period to succeeding Payment Periods as long as the Plan remains in effect.

    The Company will accumulate and hold for the employee's account the amounts deducted from his pay. No interest will be paid on it.

ARTICLE 9 - MINIMUM AND MAXIMUM AMOUNTS OF PAYROLL DEDUCTIONS

    An Eligible Employee may authorize payroll deductions in an amount (in whole percents) not less than 2% but not more than 10% of his regular annual base pay.

ARTICLE 10 - NO CHANGE IN PAYROLL DEDUCTIONS

    Deductions may not be increased or decreased during any Payment Period, except to reflect changes in base pay during the Payment Period.

ARTICLE 11 - WITHDRAWAL FROM THE PLAN

    An Eligible Employee may withdraw from the Plan, in whole but not in part, at any time prior to the last business day of each Payment Period by delivering a Withdrawal Notice to the Personnel Office, in which event the Company will refund the entire balance of his deductions as soon as practicable thereafter.

    To re-enter the Plan, an Eligible Employee who has previously withdrawn must file a new authorization in accordance with Article 8. His re-entry into the Plan cannot, however, become effective before the beginning of the next Payment Period following his withdrawal.

ARTICLE 12 - ISSUANCE OF STOCK

    Certificates for stock issued to participants will be delivered as soon as practicable after each Payment Period.

    Stock purchased under the Plan will be issued only in the name of the Eligible Employee, or if his authorization so specifies, in the name of the employee and another person of legal age as joint tenants with rights of survivorship.

ARTICLE 13 - ADJUSTMENTS

    Upon the happening of any of the following described events, an optionee's rights under options granted hereunder shall be adjusted as hereinafter provided:

    A. In the event shares of Common Stock of the Company shall be subdivided or combined into a greater or smaller number of shares or if, upon a merger, consolidation, reorganization, split-up, liquidation, combination, recapitalization or the like of the Company, the shares of the Company's Common Stock shall be exchanged for other securities of the Company or of another corporation, each optionee shall be entitled, subject to the conditions herein stated, to purchase such number of shares of Common Stock or amount of other securities of the Company or such other corporation as were exchangeable for the number of shares of Common Stock of the Company which such optionee would have been entitled to purchase except for such action, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination, or exchange; and

    B. In the event the Company shall issue any of its shares as a stock dividend upon or with respect to the shares of stock of the class which shall at the time be subject to option hereunder, each optionee upon exercising such an option shall be entitled to receive (for the purchase price paid upon such exercise) the shares as to which he is exercising his option and, in addition thereto (at no additional cost), such number of shares of the class or classes in which such stock dividend or dividends were declared or paid, and such amount of cash in lieu of fractional shares, as is equal to the number of shares thereof and the amount of cash in lieu of fractional shares, respectively, which he would have received if he had been the holder of the shares as to which he is exercising his option at all times between the date of the granting of such option and the date of its exercise.

    Upon the happening of any of the foregoing events, the class and aggregate number of shares set forth in Article 4 hereof which are subject to options which have heretofore been or may hereafter be granted under the Plan shall also be appropriately adjusted to reflect the events specified in paragraphs A and B above. The Committee shall determine the adjustments to be made under this Article 13, and its determination shall be conclusive.

ARTICLE 14 - NO TRANSFER OR ASSIGNMENT OF EMPLOYEE'S RIGHTS

    An employee's rights under the Plan are his alone and may not be transferred or assigned to, or availed of by, any other person. Any option granted to an employee may be exercised only by him.

ARTICLE 15 - TERMINATION OF EMPLOYEE'S RIGHTS

    An employee's rights under the Plan will terminate when he ceases to be an employee because of retirement, resignation, discharge, death, change of status or for any other reason, except that if an employee is laid off on account of an absence of work during the last three months of any Payment Period, he shall nevertheless be deemed to be a participant in the Plan on the last day of the Payment Period. A Withdrawal Notice will be considered as having been received from the employee on the day his employment ceases, and all payroll deductions not used to purchase stock will be refunded.

    If an employee's payroll deductions are interrupted by any legal process, a Withdrawal Notice will be considered as having been received from him on the day the interruption occurs.

ARTICLE 16 - TERMINATION AND AMENDMENTS TO PLAN

    The Plan may be terminated at any time by the Company's Board of Directors but such termination shall not affect options then outstanding under the Plan. It will terminate in any case when all or substantially all of the unissued shares of stock reserved for the purposes of the Plan have been purchased. If at any time shares of stock reserved for the purposes of the Plan remain available for purchase but not in sufficient number to satisfy all then unfilled purchase requirements, the available shares shall be apportioned among participants in proportion to their options and the Plan shall terminate. Upon such termination or any other termination of the Plan, all payroll deductions not used to purchase stock will be refunded.

    The Board of Directors also reserves the right to amend the Plan from time to time in any respect provided, however, that no amendment shall be effective without prior approval of the stockholders which would (a) except as provided in Article 13, increase the number of shares of Common Stock to be offered under the Plan or (b) change the class of employees eligible to receive options under the Plan.

ARTICLE 17 - LIMITATIONS ON SALE OF STOCK PURCHASED UNDER THE PLAN

    The Plan is intended to provide Common Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any employee in the conduct of his own affairs. An employee may, therefore, sell stock purchased under the Plan at any time he chooses, subject to compliance with any applicable Federal or state securities laws; provided, however, that because of certain Federal tax requirements, each employee will agree by entering the Plan, promptly to give the Company notice of any such stock disposed of within two years after the date of grant of the applicable option showing the number of such share disposed of. THE EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE STOCK.

ARTICLE 18 - PARTICIPATING SUBSIDIARIES

    The term "participating subsidiaries" shall mean any subsidiary of the Company which is designated by the Committee to participate in the Plan. The Committee shall have the power to make such designation before or after the Plan is approved by the stockholders.

ARTICLE 19 - OPTIONEES NOT STOCKHOLDERS

    Neither the granting of an option to an employee nor the deductions from his pay shall constitute such employee a stockholder of the shares covered by an option until such shares have been purchased by and issued to him.

ARTICLE 20 - APPLICATION OF FUNDS

    The proceeds received by the Company from the sale of Common
Stock pursuant to options granted under the Plan will be used for general corporate purposes.

ARTICLE 21 - GOVERNMENTAL REGULATION

    The Company's obligation to sell and deliver shares of the Company's Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

ARTICLE 22 - APPROVAL OF STOCKHOLDERS

    The Plan shall not take effect until approved by the holders of a majority of the outstanding shares of the Common Stock of the Company, which approval must occur within the period ending twelve months after the date the plan was adopted by the Board of Directors. The Plan was adopted by the Board of Directors on December 6, 1978. It was approved by the stockholders of the Company on April 25, 1979. All subsequent amendments to the Plan adopted by the Board of Directors have been approved by the stockholders.

                                    PROXY


                                TERADYNE, INC.

                   PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

                                 MAY 26, 1994

                     SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned hereby appoints ALEXANDER V. D'ARBELOFF and RICHARD J. TESTA and each or both of them, proxies, with full power of substitution to vote all shares of stock of the Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Teradyne, Inc. to be held on Thursday, May 26, 1994, at 10:00 A.M., at The First National Bank of Boston, 100 Federal Street (First Floor), Boston, Massachusetts, and at any adjournments thereof, upon matters set forth in the Notice of Annual Meeting of Shareholders and Proxy Statement dated April 21, 1994, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournments thereof.



                                                                    -----------
                                                                    SEE REVERSE
                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE            SIDE
                                                                    -----------

/ X /   PLEASE MARK
        VOTES AS IN
        THIS EXAMPLE.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF CLASS II DIRECTORS AND FOR THE PROPOSALS IN ITEMS 2 AND 3.

1.  To elect four members to the Board of Directors to
serve for a three-year term as Class II Directors.                                                FOR     AGAINST     ABSTAIN
                                                                2. To amend the 1979 Employee     / /       / /          / /
NOMINEES: A. Carnesale, D.H. Hibbard, F.P. Johnson, Jr.            Stock Purchase Plan
          and J.A. Prestridge
                FOR     WITHHELD                                3. To ratify the selection of     / /       / /          / /
                / /        / /                                     Coopers & Lybrand as auditors
                                                                   for the fiscal year ending
                                                                   December 31, 1994.

_______________________________________________________
* INSTRUCTIONS TO WITHHOLD AND VOTE FOR ANY INDIVIDUAL                  MARK HERE                       MARK HERE
NOMINEE, WRITE THE NOMINEE'S NAME IN THE SPACE PROVIDED                FOR ADDRESS   / /               IF YOU PLAN  / /
ABOVE.                                                                  CHANGE AND                      TO ATTEND
                                                                       NOTE AT LEFT                    THE MEETING

                                                                (Please sign exactly as you name appears hereon. If
                                                                signing as attorney, executor, trustee or guardian, please give your full title as such. If stock is held jointly, each owner should sign. Please read reverse side before
                                                                signing.)

                                                                Signature:_______________________________Date_______________

                                                                Signature:_______________________________Date_______________
